                       PACIFIC HORIZON FUNDS
                       EXHIBIT 16(d)
                       TOTAL RETURN
                       K SHARES
                       NO LOAD CALCULATIONS
                       Pacific Horizon International Equity Fund




   AGGREGATE TOTAL RETURN
   WITH SALES LOAD OF:  0.00%
   --------------------------
   T = (ERV/P) - 1

   WHERE:       T   = TOTAL RETURN

                ERV = REDEEMABLE VALUE AT THE END OF THE PERIOD OF A
                      HYPOTHETICAL $1,000 INVESTMENT MADE AT THE BEGINNING OF THE PERIOD.

                P   = A HYPOTHETICAL INITIAL INVESTMENT OF $1,000.

   EXAMPLE:

     SINCE INCEPTION: ( 05/13/96 TO  08/31/96 ):
                      (    971.0 /1,000) - 1 =        -2.90%
     YEAR TO DATE:    ( 05/13/96 TO  08/31/96 ):
                      (    971.0 /1,000) - 1 =        -2.90%
     QUARTERLY:       ( 06/01/96 TO  08/31/96 ):
                      (    969.1 /1,000) - 1 =        -3.09%
     MONTHLY:         ( 08/01/96 TO  08/31/96 ):
                      (  1,001.0 /1,000) - 1 =         0.10%

                       Pacific Horizon Funds
                       EXHIBIT 16
                       TOTAL RETURN
                       A SHARES
                       LOAD CALCULATIONS
                       Pacific Horizon International Equity Fund

AGGREGATE TOTAL RETURN
WITH SALES LOAD OF:   4.50%
---------------------------
T = (ERV/P) - 1

WHERE:                T    =   TOTAL RETURN

                      ERV  =   REDEEMABLE VALUE AT THE END OF THE PERIOD OF A
                               HYPOTHETICAL $1,000 INVESTMENT MADE AT THE
                               BEGINNING OF THE PERIOD.

                      P    =   A HYPOTHETICAL INITIAL INVESTMENT OF $1,000.


 EXAMPLE:

   SINCE INCEPTION:         (  05/13/96 TO  08/31/96 ):
                            (     928.4 /1,000) - 1 =        -7.16%
   YEAR TO DATE:            (  05/13/96 TO  08/31/96 ):
                            (     928.4 /1,000) - 1 =        -7.16%
   QUARTERLY:               (  06/01/96 TO  08/31/96 ):
                            (     926.6 /1,000) - 1 =        -7.34%
   MONTHLY:                 (  08/01/96 TO  08/31/96 ):
                            (     956.7 /1,000) - 1 =        -4.33%

                       PACIFIC HORIZON FUNDS
                       EXHIBIT 16
                       TOTAL RETURN
                       A SHARES
                       NO LOAD CALCULATIONS
                       Pacific Horizon International Equity Fund


   AGGREGATE TOTAL RETURN
   WITH SALES LOAD OF:    0.00%
   ----------------------------
   T = (ERV/P) - 1

   WHERE:       T   = TOTAL RETURN

                ERV = REDEEMABLE VALUE AT THE END
                      OF THE PERIOD OF A HYPOTHETICAL
                      $1,000 INVESTMENT MADE AT THE
                      BEGINNING OF THE PERIOD.

                P   = A HYPOTHETICAL INITIAL INVESTMENT OF $1,000.

   EXAMPLE:

     SINCE INCEPTION: ( 05/13/96 TO  08/31/96 ):
                      (    972.0 /1,000) - 1 =        -2.80%
     YEAR TO DATE:    ( 05/13/96 TO  08/31/96 ):
                      (    972.0 /1,000) - 1 =        -2.80%
     QUARTERLY:       ( 06/01/96 TO  08/31/96 ):
                      (    970.1 /1,000) - 1 =        -2.99%
     MONTHLY:         ( 08/01/96 TO  08/31/96 ):
                      (  1,002.1 /1,000) - 1 =         0.21%